UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 4, 2008

TIER TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-23195 (Commission File Number)	94-3145844 (IRS Employer Identification No.)
10780 Parkridge Blvd., 4th Floor Reston, Virginia (Address of Principal Executive Offices)		20191 (Zip Code)
Registrant's telephone number, including area code: 571-382-1000
Not Applicable ------------------------------------------------------------------------------------------------------------------------ (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities act (17 CFR 230.425)
☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 4, 2008, the registrant’s Compensation Committee, or the Committee, adopted the Tier Technologies, Inc. Executive Performance Stock Unit Plan, or the PSU Plan.  Executives nominated and approved by the Chief Executive Officer of the registrant are eligible to participate.  Under the PSU Plan, up to 800,000 Performance Stock Units, or PSUs, have been approved for issuance, but the participation of any officers subject to Section 16 of the Securities Exchange Act must also be approved by the Committee.

The units will be awarded only upon the achievement and maintenance for a period of 60 days of specific share performance targets, or Share Price Performance Targets, of $8.00, $9.50, $11.00, and $13.00 per share for approved participants as of December 4, 2008, the effective date of the PSU Plan.  For participants hired after the effective date, the Committee will establish Share Price Performance Targets based on 25%, 50%, 75%, and 100% increases in the share price.  The PSUs will be awarded in four equal tranches upon achievement and maintenance of the Share Price Performance Targets; any PSUs awarded will vest on December 4, 2011, the third anniversary of the effective date, unless they vest earlier in connection with a change in control event as described below.  For example, Nina Vellayan, the registrant’s chief operating officer, would receive 45,000 PSUs if the price of the registrant’s common stock reaches and maintains a price of $8.00 per share for 60 days, an additional 45,000 PSUs if the price of the common stock reaches and maintains a price of $9.50 per share for 60 days, an additional 45,000 PSUs if the price of the common stock reaches and maintains a price of $11.00 per share for 60 days, and an additional 45,000 PSUs if the price of the common stock reaches and maintains a price of $13.00 per share for 60 days; any PSUs awarded to Ms. Vellayan would vest on December 4, 2011, unless they vest earlier in connection with a change in control event.

The registrant intends to pay PSUs in cash in the pay period in which the PSUs become fully vested.  If the registrant during the plan period has shares available for issuance under a shareholder approved plan, the registrant may issue shares of its common or restricted stock in an amount equivalent to the value of the PSUs, as a replacement.  An executive will be entitled to receive a payment equal to (x) the price of a share of the registrant’s common stock as of the close of market on the date of vesting, but not more than $15.00, multiplied by (y) the number of PSUs that have been awarded to the executive.

Under the PSU Plan’s change in control provision, if the registrant experiences a change in control (as defined in the PSU Plan), the units that have been awarded or would be awarded based upon the per share value realized by stockholders of the registrant in the change in control event will be immediately awarded, and the payment due to the executive will be based on such per share value realized by the registrant’s stockholders in the change in control event, not to exceed $15.00 per share.  If the executive continues to be employed by the surviving entity following the change in control event, the award will be paid at the earlier of two years after the change in control event or three years after the effective date of the PSU Plan.  Payment of the award may be accelerated following a change in control event for termination without cause, death or disability, or resignation for good reason.

Also on December 4, 2008, the Committee increased the number of restricted stock units that may be granted to Ronald L. Rossetti, the registrant’s chief executive officer, under his enterprise value award plan.  The enterprise value award plan was included as Exhibit A to the Employment Agreement between the registrant and Mr. Rossetti, dated April 30, 2008, which was filed on May 6, 2008 as Exhibit 10.1 to the registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2008.  The Committee increased the units that may be granted to Mr. Rossetti under the enterprise value award plan by 150,000 units, at a share price target of $8.00 per share.  Though awarded on different terms, these 150,000 units are drawn from the pool of 800,000 units that may be awarded under the PSU Plan described above.

The following table sets forth the units executives are eligible to receive under the increase in the enterprise value award plan, in the case of Mr. Rossetti, and under the PSU Plan, in the case of all other executives:

	Number of Units at Share Price Performance Target				Total units that could be awarded
	$8.00	$9.50	$11.00	$13.00
Ronald Rossetti	150,000	—	—	—	150,000
Nina Vellayan	45,000	45,000	45,000	45,000	180,000
Ronald Johnston	37,500	37,500	37,500	37,500	150,000
Keith Kendrick	25,000	25,000	25,000	25,000	100,000
Keith Omsberg	12,500	12,500	12,500	12,500	50,000
Ben Mitchell	12,500	12,500	12,500	12,500	50,000
Paul Bouwmeester	6,250	6,250	6,250	6,250	25,000
John Guszak	6,250	6,250	6,250	6,250	25,000

The foregoing description of the PSU Plan does not purport to be a complete statement of the terms of the PSU Plan and is qualified in its entirety by reference to the full text of the PSU Plan, a copy of which is filed as Exhibit 99.1 to this report.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 18, 2009, the board of directors of the registrant adopted an amendment to the registrant’s Amended and Restated Bylaws.  The amendment added a new Section 1.8(b) to provide procedures for the cumulating of votes with respect to the election of directors.  The amendment also revised Section 2.7 to provide that, so long as the registrant’s stockholders have the right to cumulate votes in the election of directors, no director may be removed (if less than the entire board is to be removed) without cause if the votes cast against his or her removal would be sufficient to elect him or her if then cumulatively voted at an election of the entire board of directors.  The full text of the Amended and Restated Bylaws, as amended by the amendment, is attached as Exhibit 3.1 to this report.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits

   See the exhibit index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIER TECHNOLOGIES, INC.
	By:	/s/ Ronald W. Johnston
	Name:	Ronald W. Johnston
	Title:	Chief Financial Officer
Date: January 22, 2009

Exhibit Index
Exhibit No	Description
3.1	Amended and Restated Bylaws, as amended, of the registrant.
99.1	Tier Technologies, Inc. Executive Performance Stock Unit Plan.